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                                                                   Exhibit 99(a)

                                      PROXY
                         COMMUNITY FIRST BANKING COMPANY
                         SPECIAL MEETING OF SHAREHOLDERS


         The undersigned hereby constitutes and appoints Gary D. Dorminey and C. Lynn Gable, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Community First Banking Company ("Community First"), which the undersigned would be entitled to vote if personally present at a Special Meeting of Shareholders to be held at the main office of Community First Bank located at 110 Dixie Street, Carrollton, Georgia, on December 10, 2001, at 5:00 p.m., local time, and at any adjournment or postponement thereof, upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, dated October 29, 2001, the receipt of which is acknowledged in the manner specified below.

    1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Reorganization, dated as of July 9, 2001, by and between BB&T Corporation ("BB&T") and Community First, and a related plan of merger (collectively, the "Merger Agreement"), pursuant to which Community First will merge with and into BB&T, with Community First shareholders receiving 0.98 shares of BB&T common stock in the merger in exchange for each of their shares of Community First common stock plus cash instead of any fractional share.

             FOR      |_|              AGAINST  |_|               ABSTAIN  |_|

    2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER.

         Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         DATED:                      , 2001
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                                            Signature


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                                            Signature if held jointly


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY FIRST BANKING COMPANY, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     I _____will     _____will not attend the Special Meeting.